Exhibit 99.06
Southern Company
Kilowatt-Hour Sales
(In Millions of KWHs)

	3 Months Ended September				Year-to-Date September
				Weather				Weather
				Adjusted				Adjusted
As Reported (See Notes)	2008	2007	Change	Change	2008	2007	Change	Change
Kilowatt-Hour Sales-
Total Sales	57,706	59,205	-2.5%		156,719	157,329	-0.4%

Total Retail Sales-	45,800	47,989	-4.6%	-1.4%	124,258	126,384	-1.7%	-0.4%
Residential	16,153	17,488	-7.6%	-2.4%	40,983	42,412	-3.4%	-0.9%
Commercial	15,546	15,910	-2.3%	1.1%	41,885	41,903	0.0%	1.3%
Industrial	13,866	14,348	-3.4%	-3.0%	40,688	41,349	-1.6%	-1.5%
Other	235	243	-3.0%	-2.4%	702	720	-2.6%	-2.4%

Total Wholesale Sales	11,906	11,216	6.2%	N/A	32,461	30,945	4.9%	N/A

Notes
- Certain prior year data has been reclassified to conform with current year presentation.

- Information contained in this report is subject to audit and adjustments. Certain classifications may be different from final results published in the Form 10-Q.